EXHIBIT 99.1

CONTACT:

Felicia Vonella
Acorda Therapeutics
(914) 326-5146
fvonella@acorda.com

FOR IMMEDIATE RELEASE

Acorda Provides Financial and Pipeline Update for
Fourth Quarter and Year End 2015

•	AMPYRA® (dalfampridine) 4Q 2015 Net Revenue of $122 Million; 11% increase over 4Q 2014
•	AMPYRA Full-Year Net Revenue of $437 Million, 19% increase over 2014
•	AMPYRA 2016 Net Sales Guidance of $475-$485 Million
•	Biotie acquisition will expand Parkinson’s disease franchise; will add three clinical stage compounds, including promising Phase 3 program

ARDSLEY, N.Y. – February 11, 2016 – Acorda Therapeutics, Inc. (Nasdaq: ACOR) today provided a financial and pipeline update for the fourth quarter and full year ended December 31, 2015.

“Our acquisition of Biotie will position Acorda as a leader in Parkinson’s disease therapeutics development, with three clinical stage compounds that have the potential to improve the lives of people living with this condition,” said Ron Cohen, M.D., Acorda's President and CEO. “We expect this acquisition to be completed in the third quarter of 2016, subject to customary closing conditions. At that time, Acorda will have four programs in Phase 3 development, with three NDA filings expected in 2017 and 2018.”

“AMPYRA’s continued strong performance reflects outstanding execution by our commercial team. The same team will be responsible for launching the late stage products in our pipeline, if approved; we believe that these products - CVT-301 and tozadenant in Parkinson’s and PLUMIAZ in epilepsy - represent potential U.S. peak net sales of more than $1 billion.”

Financial Results

The Company reported GAAP net income of $9.2 million for the quarter ended December 31, 2015, or $0.21 per diluted share. GAAP net income in the same quarter of 2014 was $0.3 million, or $.01 per diluted share. For the full year ended December 31, 2015, the Company reported GAAP net income of $11.1 million, or $0.25 per diluted share. GAAP net income for the full year 2014 was $17.7 million, or $0.42 per diluted share.

Non-GAAP net income for the quarter ended December 31, 2015 was $12.5 million, or $0.28 per diluted share. Non-GAAP net income in the same quarter of 2014 was $19.7 million, or $0.46 per diluted share. Non-GAAP net income for the full year ended December 31, 2015 was $46.0 million, or $1.05 per diluted share. Non-GAAP net income for the full year ended December 31, 2014 was $73.8 million, or $1.74 per diluted share. Non-GAAP net income excludes share-based compensation charges, non-cash interest charges on our convertible debt, changes in the fair value of acquired contingent consideration, acquisition related expenses, the impact of a change in accounting policy for Zanaflex revenue recognition, asset impairment charges and non-cash tax expenses. A reconciliation of the GAAP financial results to non-GAAP financial results is included with the attached financial statements.

AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg - For the quarter ended December 31, 2015, the Company reported AMPYRA net revenue of $122.0 million compared to $109.9 million for the same quarter in 2014. For the full year ended December 31, 2015 net revenue was $436.9 million compared to $366.2 million for full year 2014. Full year 2015 net revenue increased 19% over 2014.

ZANAFLEX CAPSULES® (tizanidine hydrochloride), ZANAFLEX® (tizanidine hydrochloride) tablets and authorized generic capsules - For the quarter ended December 31, 2015, the Company reported combined net revenue and royalties from ZANAFLEX and tizanidine of $3.3 million compared to $3.2 million for the same quarter in 2014. For the full year ended December 31, 2015 combined net revenue and royalties from ZANAFLEX and tizanidine were $35.1 million compared to $15.3 million for full year 2014. Net revenue for Zanaflex for the full year ended December 31, 2015 includes the impact of a one-time net adjustment of $22.2 million, representing the cumulative impact of the Company’s conversion from the sell-through to the sell-in method of revenue recognition.

FAMPYRA® (prolonged-release fampridine tablets) - For the quarter ended December 31, 2015, the Company reported FAMPYRA royalties from sales outside of the U.S. of $3.3 million compared to $2.3 million for the same quarter in 2014. For the full year ended December 31, 2015, the Company reported FAMPYRA royalties from sales outside of the U.S. of $10.5 million compared to $10.0 million for the full year 2014.

Research and development (R&D) expenses for the quarter ended December 31, 2015 were $44.0 million, including $2.2 million of share-based compensation, compared to $25.9 million, including $1.9 million of share-based compensation, for the same quarter in 2014. R&D expenses for the full year ended December 31, 2015 were $149.2 million, including $8.5 million of share-based compensation, compared to $73.5 million, including $5.9 million of share-based compensation, for the full year 2014.

Sales, general and administrative (SG&A) expenses for the quarter ended December 31, 2015 were $53.0 million, including $6.5 million of share-based compensation, compared to $56.5 million including $6.9 million of share-based compensation for the same quarter in 2014. SG&A expenses for the full year ended December 31, 2015 were $205.6 million, including $25.0 million of share-based compensation, compared to $201.8 million including $23.5 million of share-based compensation for the full year 2014.

Benefit from income taxes for the quarter ended December 31, 2015 was $8.6 million, including $2.5 million of cash taxes, compared to $3.0 million, including $2.5 million of cash taxes for the same quarter in 2014. Provision for income taxes for the full year ended December 31, 2015 was $8.3 million, including $4.7 million of cash taxes, compared to $10.3 million, including $4.4 million of cash taxes for the full year 2014.

At December 31, 2015 the Company had cash, cash equivalents and investments of $353.3 million.

Guidance for 2016

The following guidance does not include potential expenditures related to the acquisition of Biotie Therapies or other business development activities.

•	The Company expects AMPYRA 2016 full year net revenue of $475-$485 million.
•	R&D expenses for the full year 2016 are expected to be $165-$175 million, excluding share-based compensation.
•	SG&A expenses for the full year 2016 are expected to be $195-$205 million, excluding share-based compensation.

Quarterly Highlights

•	Business Development
-
On January 19, the Company announced that it entered into an agreement to acquire Biotie Therapies Corp., including worldwide rights to tozadenant, an oral adenosine A2a receptor antagonist currently in Phase 3 development in Parkinson’s disease. The transaction, valued at approximately $363 million, is expected to close in the third quarter of 2016.

•	AMPYRA (dalfampridine)
-
In December 2015 and January 2016, respectively, the Company announced it had entered into two settlement agreements, with Aurobindo Pharma Ltd. and Par Pharmaceutical, Inc., to resolve pending patent litigation related to AMPYRA. As a result of the settlement agreements, both Aurobindo and Par will be permitted to market a generic version of AMPYRA in the United States at a specified date in 2027, or potentially earlier under certain circumstances.

•	CVT-427
-	In December, the Company initiated and completed a Phase 1 study of CVT-427 for the treatment of acute migraine. The Company will provide an update by end of the first quarter 2016.

•	Corporate
-
In December, the Company presented analyses from a study showing the effect of rescue medication for seizure clusters on both clinical outcomes and healthcare resource utilization. The analyses were presented at the 69th Annual Meeting of the American Epilepsy Society in Philadelphia, PA.

-	In January 2016, Chief Medical Officer (CMO) Enrique Carrazana, M.D. left the Company. Burkhard Blank, M.D., has assumed the position of interim CMO.

Webcast and Conference Call
Ron Cohen, President and Chief Executive Officer, and Michael Rogers, Chief Financial Officer, will host a conference call today at 8:30 a.m. ET to review the Company’s fourth quarter and full year 2015 results.

To participate in the conference call, please dial (855) 542-4209 (domestic) or (412) 455-6054 (international) and reference the access code 37655218. The presentation will be available via a live webcast on the Investors section of www.acorda.com.

A replay of the call will be available from 1:30 p.m. ET on February 11, 2016 until 11:59 pm on February 18, 2016. To access the replay, please dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and reference the access code 37655218. The archived webcast will be available in the Investor Relations section of the Acorda website at www.acorda.com.

About Acorda Therapeutics
Founded in 1995, Acorda Therapeutics is a biotechnology company focused on developing therapies that restore function and improve the lives of people with neurological disorders.

Acorda has an industry leading pipeline of novel neurological therapies addressing a range of disorders, including multiple sclerosis, Parkinson’s disease, post-stroke walking deficits, epilepsy and migraine. Acorda markets three FDA-approved therapies, including AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg.

Forward-Looking Statement
This press release includes forward-looking statements. All statements, other than statements of historical facts, regarding management's expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including:  the ability to complete the Biotie transaction on a timely basis or at all; the ability to realize the benefits anticipated from the Biotie and Civitas transactions, among other reasons because acquired development programs are generally subject to all the risks inherent in the drug development process and our knowledge of the risks specifically relevant to acquired programs generally improves over time; the ability to successfully integrate Biotie’s operations and Civitas’ operations, respectively, into our operations; we may need to raise additional funds to finance our expanded operations and may not be able to do so on acceptable terms; our ability to successfully market and sell Ampyra in the U.S.; third party payers (including governmental agencies) may not reimburse for the use of Ampyra or our other products at acceptable rates or at all and may impose restrictive prior authorization requirements that limit or block prescriptions; the risk of unfavorable results from future studies of Ampyra or from our other research and development programs, including CVT-301, Plumiaz, or any other acquired or in-licensed programs; we may not be able to complete development of, obtain regulatory approval for, or successfully market CVT-301, Plumiaz, any other products under development, or the products that we would acquire if we complete the Biotie transaction; the occurrence of adverse safety events with our products; delays in obtaining or failure to obtain and maintain regulatory approval of or to successfully market Fampyra outside of the U.S. and our dependence on our collaboration partner Biogen in connection therewith; competition; failure to protect our intellectual property, to defend against the intellectual property claims of others or to obtain third party intellectual property licenses needed for the commercialization of our products; and failure to comply with regulatory requirements could result in adverse action by regulatory agencies.

These and other risks are described in greater detail in our filings with the Securities and Exchange Commission. We may not actually achieve the goals or plans described in our forward-looking statements, and investors should not place undue reliance on these statements. Forward-looking statements made in this release are made only as of the date hereof, and we disclaim any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this release.

Non-GAAP Financial Measures
This press release includes financial results prepared in accordance with accounting principles generally accepted in the United States (GAAP), and also certain historical and forward-looking non-GAAP financial measures. In particular, Acorda has provided income, adjusted to exclude the items below. These non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP. However, the Company believes the presentation of these non-GAAP financial measures when viewed in conjunction with our GAAP results, provide investors with a more meaningful understanding of our ongoing and projected operating performance because they exclude (i) non-cash charges and benefits that are substantially dependent on changes in the market price of our common stock, (ii) non-cash interest charges related to the accounting for our outstanding convertible debt which are in excess of the actual interest expense owing on such convertible debt, (iii) changes in the fair value of acquired contingent consideration which do not correlate to our actual cash payment obligations in the current period, (iv) non-cash tax expenses related to our tax accounting which do not correlate to our actual tax payment obligations, (v) the impact of a change in accounting policy with regards to revenue recognition for our Zanaflex product line due to a one-time, non-recurring event, (vi) asset impairment charges that do not arise from the ordinary course of our business and (vii) acquisition related expenses that pertain to a non-recurring event. The Company believes these non-GAAP financial measures help indicate underlying trends in the company’s business and are important in comparing current results with prior period results and understanding projected operating performance. Also, management uses these non-GAAP financial measures to establish budgets and operational goals, and to manage the company’s business and to evaluate its performance. A reconciliation of the historical non-GAAP financial results presented in this release to our GAAP financial results is included in the attached financial statements.

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Financial Statements

Acorda Therapeutics, Inc.
Condensed Consolidated Balance Sheet Data
(in thousands)
(unaudited)

	December 31, 2015	December 31, 2014

Assets
Cash, cash equivalents, short-term and long-term investments	$353,305	$307,618
Trade receivable, net	31,466	32,211
Other current assets	30,070	24,052
Finished goods inventory	36,476	26,837
Deferred tax asset	2,128	2,806
Property and equipment, net	40,204	46,090
Goodwill	183,636	182,952
Intangible assets, net	430,856	432,822
Other assets	8,202	9,677
Total assets	$1,116,343	$1,065,065

Liabilities and stockholders' equity
Accounts payable, accrued expenses and other liabilities	$80,366	$73,869
Deferred product revenue	-	29,420
Current portion of deferred license revenue	9,057	9,057
Current portion of revenue interest liability	25	893
Current portion of notes payable	1,144	1,144
Convertible senior notes	295,469	287,699
Contingent consideration	63,500	52,600
Non-current portion of deferred license revenue	41,513	50,570
Deferred tax liability	12,146	8,271
Other long-term liabilities	10,098	11,287
Stockholders' equity	603,025	540,255
Total liabilities and stockholders' equity	$1,116,343	$1,065,065

Acorda Therapeutics, Inc.
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014

Revenues:
Net product revenues	$123,717	$110,630	$466,111	$373,292
Royalty revenues	4,921	4,978	17,492	19,131
License revenue	2,264	2,264	9,057	9,057
Total revenues	130,902	117,872	492,660	401,480

Costs and expenses:
Cost of sales	26,401	24,977	92,297	79,981
Cost of license revenue	159	158	634	634
Research and development	43,988	25,921	149,209	73,470
Selling, general and administrative	52,984	56,456	205,630	201,813
Asset Impairment	-	6,991	-	6,991
Change in fair value of acquired contingent consideration	3,500	2,200	10,900	2,200
Total operating expenses	127,032	116,703	458,670	365,089

Operating income	$3,871	$1,169	$33,990	$36,391

Other expense, net	(3,216)	(3,862)	(14,621)	(8,382)
Income (loss) before income taxes	655	(2,693)	19,369	28,009
Benefit from (provision for) income taxes	8,550	3,024	(8,311)	(10,337)

Net income	$9,205	$331	$11,058	$17,672

Net income per common share - basic	$0.22	$0.01	$0.26	$0.43
Net income per common share - diluted	$0.21	$0.01	$0.25	$0.42
Weighted average per common share - basic	42,624	41,532	42,230	41,150
Weighted average per common share - diluted	44,179	43,135	43,621	42,544

Acorda Therapeutics, Inc.
Non-GAAP Income and Income per Common Share Reconciliation
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014

GAAP net income	$9,205	$331	$11,058	$17,672
Pro forma adjustments:
Non-cash interest expense (1)	2,178	2,065	8,562	4,291

Non-cash tax expense (2)	(11,095)	(5,551)	3,614	5,981

Change in fair value of acquired contingent consideration (3)	3,500	2,200	10,900	2,200

Change in revenue recognition - Zanaflex capsules & tablets (4)	-	-	(21,633)	-

Acquisition related expenses (5)	-	4,893	-	7,248

Asset Impairment (6)	-	6,991	-	6,991

Share-based compensation expenses included in R&D	2,243	1,851	8,474	5,939
Share-based compensation expenses included in SG&A	6,476	6,943	24,992	23,498
Total share-based compensation expenses	8,719	8,794	33,466	29,437

Total pro forma adjustments	3,302	19,392	34,909	56,148

Non-GAAP net income	$12,507	$19,723	$45,967	$73,820

Net income per common share - basic	$0.29	$0.47	$1.09	$1.79
Net income per common share - diluted	$0.28	$0.46	$1.05	$1.74
Weighted average per common share - basic	42,624	41,532	42,230	41,150
Weighted average per common share - diluted	44,179	43,135	43,621	42,544

(1) Non-cash interest expense related to convertible senior notes.
(2) $2.5 million and $2.5 million paid in cash taxes in the three months ended 2015 and 2014, respectively, and $4.7 million and $4.4 million paid in cash taxes in the twelve months ended 2015 and 2014, respectively.

(3) Changes in fair value of the acquired contingent consideration related to the Civitas acquisition.
(4) Change from "sell-through" (deferred) method of revenue recognition to "sell-in" (traditional) method of revenue recognition.
(5) Transaction related expenses for the Civitas acquisition.
(6) Non-cash charge for NP-1998 impairment due to reprioritization of R&D activities in Q4 2014.